                                                                 Exhibit A(1)(b)


                                                                  EXECUTION COPY



--------------------------------------------------------------------------------





                           NASDAQ-100 TRUST, SERIES 1



                          TRUST INDENTURE AND AGREEMENT
                               Dated March 4, 1999



                                  Incorporating
                     Standard Terms and Conditions of Trust
                         for NASDAQ-100 TRUST, SERIES 1
                           and subsequent and similar
                         series of the NASDAQ-100 TRUST
                           Dated as of March 1, 1999,

                                 Effective Date
                                  March 4, 1999


                                     Between

                 NASDAQ-AMEX INVESTMENT PRODUCT SERVICES, INC.,
                                   As Sponsor

                                       and
                              THE BANK OF NEW YORK
                                   As Trustee


--------------------------------------------------------------------------------

         This TRUST INDENTURE AND AGREEMENT dated March 4, 1999 (the "Indenture"), is between Nasdaq-Amex Investment Product Services, Inc., a Delaware corporation, as Sponsor, and The Bank of New York, a New York corporation with trust powers, as Trustee, and sets forth certain of its provisions in full and incorporates other of its provisions by reference to a document entitled "Standard Terms and Conditions of Trust" dated as of March 1, 1999, between the parties hereto (hereinafter called the "Agreement;" and together with the Indenture, the "Indenture and Agreement"), such provisions as are set forth in full and such provisions as are incorporated by reference constituting a single instrument.

                              W I T N E S S E T H:

         WHEREAS, the parties hereto have entered into the Agreement in order to facilitate the creation of series of securities issued under a unit investment trust in accordance with the provisions of the Investment Company Act of 1940, as amended, and the laws of the State of New York, such series representing undivided interests in a trust fund composed primarily of Securities (as defined in the Agreement) included from time to time in the Nasdaq-100 Index (R) (the "Index");

         WHEREAS, the parties now desire to create the first of the aforesaid series; and

         WHEREAS, this first series of the Trust shall be designated and known as the "Nasdaq-100 Trust, Series 1" and shall be subject to the terms and provisions of this Indenture and of the Agreement incorporated herein;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustee agree as follows:

         Section 1. INCORPORATION OF AGREEMENT. Subject to the provisions of
Section 2 hereof, all of the provisions of the Agreement are incorporated herein by reference in their entirety and shall be deemed to be a part of this instrument as though such provisions had been set forth in full in this instrument.

         Section 2. SPECIFIC TERMS OF THIS SERIES. The parties hereby agree to the following terms for the Nasdaq-100 Trust, Series 1:

         A. The securities portion of the Initial Portfolio Deposit deposited on the date hereof pursuant to Section 2.02 of the Agreement is comprised of the securities set forth in Schedule A hereto. The Cash Component of the Initial Portfolio Deposit deposited on the date hereof is also set forth on Schedule A hereto.

         B. (1) The number of Creation Unit size aggregations of Nasdaq-100 Shares to be delivered on the Initial Date of Deposit in exchange for the Initial Portfolio Deposit for this Series is three (3).

                  (2) The initial fractional undivided interest represented by each Creation Unit size aggregation of Nasdaq-100 Shares shall be one-third (1/3).

                  (3) The number of Nasdaq-100 Shares which, when aggregated, constitute one Creation Unit is 50,000.

         C. The Initial Date of Deposit of this Series of the Trust is the date hereof.

         D. The Mandatory Termination Date for the Trust shall be (1) one hundred-twenty- five years from the Initial Date of Deposit, which is March 4, 2124 or (2) the date twenty (20) years after the death of the last survivor of the fifteen (15) persons named below under the List of Measuring Lives, whichever occurs first:

                             LIST OF MEASURING LIVES

            NAME AND ADDRESS                           DATE OF BIRTH
1.       Thomas Busher Jacobs                            12/25/90
         6433 Fairest Dream Lane
         Columbia, MD 21044-6023

2.       Elian Busher Jacobs                             09/20/93
         6433 Fairest Dream Lane
         Columbia, MD 21044-6023

3.       Jack Busher Jacobs                              10/25/95
         6433 Fairest Dream Lane
         Columbia, MD 21044-6023

4.       Colleen Elizabeth Mitchel                       03/12/93
         10702 St. Margarets Way
         Silver Spring, MD 20902

5.       James Hemingway Mitchel                         07/06/96
         10702 St. Margarets Way
         Silver Spring, MD 20902

6.       Thomas Pearce Bloom                             03/14/95
         915 Leighmill Road
         Great Falls, VA 22066

7.       Talia Libby Wolfson                             08/17/95
         8034 Ellingson Drive
         Chevy Chase, MD 20815



8.       Gabriel Henry Wolfson                           05/09/90
         8034 Ellingson Drive
         Chevy Chase, MD 20815

9.       Noah Ariel Wolfson                              01/31/86
         8034 Ellingson Drive
         Chevy Chase, MD 20815

10.      Kaitlyn Marie Ryan                              01/10/95
         12306 Woodlawn Court
         Lake Ridge, VA 22192

11.      Austin William Downing                          09/24/96
         4152 Zinnia Lane
         Fairfax, VA 22030

12.      Samuel Faulkner Graves                          12/12/91
         4218 Sleaford Road
         Bethesda, MD 20814

13.      Luke Kenefick Graves                            07/12/94
         4218 Sleaford Road
         Bethesda, MD 20814

14.      Catherine Ann Sodano                            08/29/88
         11 Oldwood Road
         St. James, NY 11780

15.      Elizabeth Rose Sodano                           04/03/91
         11 Oldwood Road
         St. James, NY 11780





         E. The Trust's taxable year shall be the year ending each September 30.

         F. This Indenture may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         G. The Sponsor hereby undertakes, at its sole discretion and until further notice, that on each day during each fiscal year of the Trust up to and including the fiscal year ending September 30, 2000, the ordinary operating expenses of the Trust as calculated by the Trustee will not be permitted to exceed an amount which is 18/100 of one percent (0.18%) per annum of the daily net asset value of the Trust. To the extent during such period the ordinary operating expenses of the Trust do exceed such 0.18% level, the Sponsor will reimburse the Trust or assume invoices on behalf of the Trust for such excess ordinary operating expenses. The

Sponsor retains the ability to be repaid by the Trust for expenses so reimbursed or assumed to the extent that subsequently during the fiscal year expenses fall below the 0.18% per annum level on any given day. For purposes of this undertaking by the Sponsor, ordinary operating expenses of the Trust shall not include taxes, brokerage commissions, and such extraordinary non-recurring expenses as may arise, including without limitation the cost of any litigation to which the Trust or Trustee may be a party. After September 30, 2000, the Sponsor may discontinue its undertaking to limit ordinary operating expenses of the Trust or renew this undertaking for an additional period of time, or may choose to reimburse or assume certain Trust expenses in later periods in order to keep Trust expenses at a level lower than what would reflect ordinary operating expenses of the Trust, but is not obligated to do so.

         IN WITNESS WHEREOF, Nasdaq-Amex Investment Product Services, Inc. and The Bank of New York have caused this Indenture to be executed and attested as of the date first above written.

                                           NASDAQ-AMEX INVESTMENT PRODUCT
                                           SERVICES, INC.,  as Sponsor


                                           By: /s/ L. BRIAN HOLLAND
                                               ---------------------------
                                               Name:  L. Brian Holland
                                               Title: President and Chief
                                                      Executive Officer

Attest:

/s/ JOHN L. JACOBS
------------------------------
Name:  John L. Jacobs
Title:  Executive Vice President


                                           THE BANK OF NEW YORK,
                                                    as Trustee



                                           By: /s/ THOMAS J. CENTRONE
                                               ---------------------------
                                               Name:  Thomas J. Centrone
                                               Title:  Vice President


Attest:

/s/ STEVEN FARLESE
------------------------------
Name:  Steven Farlese
Title: Vice President

                                                                      SCHEDULE A


                           NASDAQ-100 TRUST, SERIES 1


SECURITIES DEPOSITED WITH THE TRUST
ON THE INITIAL DATE OF DEPOSIT

NAME OF ISSUER                                                        SHARES                        VALUE
--------------                                                        -------                  --------------
Microsoft Corporation                                                  14,427                   $2,196,510.75
Intel Corporation                                                       9,825                    1,113,909.38
Cisco Systems, Inc.                                                     9,483                      931,704.75
MCI WordCom, Inc.                                                      11,088                      907,830.00
Dell Computer Corporation                                               7,887                      645,748.13
Oracle Corporation                                                     10,218                      371,679.75
Sun Microsystems, Inc.                                                  2,784                      282,228.00
Amgen Inc.                                                              3,990                      258,103.13
Yahoo! Inc.                                                             1,596                      241,794.00
Tele-Communications, Inc.                                               3,630                      235,950.00
Amazon.com, Inc.                                                        1,767                      212,260.88
Level 3 Communications, Inc.                                            3,585                      207,705.94
Comcast Corporation                                                     2,715                      194,801.25
Applied Materials, Inc.                                                 3,210                      184,775.63
Qwest Communications International Inc.                                 2,955                      176,561.25
Nextel Communications, Inc.                                             5,838                      170,761.50
Costco Companies, Inc.                                                  1,929                      167,340.75
Netscape Communications Corporation                                     2,094                      159,929.25
Biogen, Inc.                                                            1,521                      159,705.00
Ascend Communications, Inc.                                             2,043                      157,055.63
Nordstrom Inc.                                                          3,666                      153,972.00
Cintas Corporation                                                      2,118                      153,422.63
Linear Technology Corporation                                           3,378                      150,321.00
Tellabs, Inc.                                                           1,860                      148,916.25
Staples, Inc.                                                           5,205                      148,342.50
Novell, Inc.                                                            7,098                      142,403.63
Chancellor Media Corporation                                            2,928                      141,825.00
Maxim Integrated Products, Inc.                                         3,081                      140,185.50
Immunex Corporation                                                       924                      137,964.75
LM Ericsson Telephone Company                                           5,202                      131,350.50
Altera Corporation                                                      2,301                      124,110.19
Xilinx, Inc.                                                            1,722                      119,033.25
Starbucks Corporation                                                   2,082                      117,763.13
PanAmSat Corporation                                                    3,381                      115,376.63
Intuit Inc.                                                             1,263                      115,090.88
ADC Telecommunications, Inc.                                            2,829                      112,099.13

SECURITIES DEPOSITED WITH THE TRUST
ON THE INITIAL DATE OF DEPOSIT  (CONT'D)

NAME OF ISSUER                                                         SHARES                       VALUE
--------------                                                        -------                   -------------
Paychex, Inc.                                                           2,607                      111,775.13
Network Associates, Inc.                                                2,358                      107,289.00
QUALCOMM Incorporated                                                   1,434                      106,743.38
BMC Software, Inc.                                                      2,760                      106,432.50
Apple Computer, Inc.                                                    3,156                      105,528.75
PeopleSoft, Inc.                                                        5,535                      102,051.56
Bed Bath & Beyond Inc.                                                  3,138                       99,435.38
Compuware Corporation                                                   3,810                       96,916.88
Biomet, Inc.                                                            2,541                       96,716.81
KLA-Tencor Corporation                                                  1,782                       94,000.50
Parametric Technology Corporation                                       6,216                       91,297.50
USA Networks, Inc.                                                      2,382                       91,111.50
Chiron Corporation                                                      4,200                       90,825.00
Fiserv, Inc.                                                            1,725                       85,818.75
NTL Incorporated                                                        1,050                       83,868.75
Genzyme General                                                         1,701                       81,966.94
Quintiles Transnational Corp.                                           1,836                       81,013.50
3Com Corporation                                                        3,060                       76,500.00
American Power Conversion Corporation                                   2,115                       70,059.38
Citrix Systems, Inc.                                                      852                       68,213.25
Quantum Corporation                                                     3,423                       67,176.38
Synopsys, Inc.                                                          1,368                       63,355.50
Smurfit-Stone Container Corporation                                     3,543                       63,109.69
Vitesse Semiconductor Corporation                                       1,335                       62,745.00
Jacor Communications, Inc.                                                897                       62,677.88
PACCAR Inc.                                                             1,473                       62,142.19
VERITAS Software Corporation                                              816                       61,404.00
Concord EFS, Inc.                                                       1,854                       60,486.75
Comverse Technology, Inc.                                                 780                       56,452.50
Sanmina Corporation                                                       996                       53,784.00
Centocor, Inc.                                                          1,155                       47,932.50
Sigma-Aldrich Corporation                                               1,779                       47,588.25
Adobe Systems Incorporated                                                996                       45,442.50
Electronic Arts Inc.                                                    1,032                       42,828.00
Reuters Group PLC                                                         483                       41,296.50
Apollo Group, Inc.                                                      1,215                       36,981.56
Dollar Tree Stores, Inc.                                                  906                       36,636.38
PacifiCare Health Systems, Inc.                                           471                       35,737.13
Molex Incorporated                                                      1,260                       35,673.75
Comair Holdings, Inc.                                                     903                       35,668.50
McLeodUSA Incorporated                                                    861                       35,301.00

SECURITIES DEPOSITED WITH THE TRUST
ON THE INITIAL DATE OF DEPOSIT  (CONT'D)

NAME OF ISSUER                                                         SHARES                      VALUE
--------------                                                        -------                    ------------
Food Lion, Inc.                                                         3,468                       33,813.00
Adaptec, Inc.                                                           1,497                       31,437.00
Ross Stores, Inc.                                                         600                       28,687.50
Northwest Airlines Corporation                                          1,128                       28,341.00
Lincare Holdings Inc.                                                     819                       28,050.75
Autodesk, Inc.                                                            654                       26,405.25
McCormick & Company, Incorporated                                         894                       25,032.00
Electronics for Imaging, Inc.                                             702                       24,657.75
Stewart Enterprises, Inc.                                               1,563                       22,858.88
FORE Systems, Inc.                                                      1,545                       21,726.56
Atmel Corporation                                                       1,254                       21,082.88
Microchip Technology Incorporated                                         717                       20,389.69
Herman Miller, Inc.                                                     1,140                       18,667.50
Cambridge Technology Partners, Inc.                                       714                       17,939.25
Fastenal Company                                                          474                       17,775.00
Andrew Corporation                                                      1,098                       16,058.25
Micron Electronics, Inc.                                                1,320                       15,840.00
Worthington Industries, Inc.                                            1,074                       14,096.25
CBRL Group, Inc.                                                          753                       13,601.06
Tech Data Corporation                                                     741                       12,735.94
Rexall Sundown, Inc.                                                      759                       11,385.00
First Health Group Corp.                                                  681                       11,023.69
Corporate Express, Inc.                                                 1,089                        5,649.19


Total Investments- (Cost $14,497,769.75)                                                       $14,497,769.75
                                                                                              ---------------
                                                                                              ---------------


AMOUNT OF CASH COMPONENT DEPOSITED
WITH THE TRUST ON THE INITIAL DATE OF DEPOSIT                                              $       0
---------------------------------------------                                        --------------------
                                                                                     --------------------